UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 30, 2014
Date of Report (Date of earliest event reported)

FIRST BANKS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	001-31610	43-1175538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 North Meramec, Clayton, Missouri	63105
(Address of principal executive offices)	(Zip code)

(314) 854-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the regular meeting of the First Banks, Inc. (the “Company”) Board of Directors (the “Board”) held on October 30, 2014, Mr. Terrance M. McCarthy announced his plan to retire from his positions as Director, President and Chief Executive Officer of the Company, effective February 13, 2015.
Upon acceptance of Mr. McCarthy’s resignation, the Board elected Mr. Timothy J. Lathe as Director, President and Chief Executive Officer of the Company, effective February 13, 2015. Mr. Lathe, 58, joined the Company in April, 2013 as Executive Vice President and Chief Banking Officer and has served as President and Chief Executive Officer and Director of the Company’s principal subsidiary, First Bank. Prior to joining the Company, Mr. Lathe held positions since 2009 in executive management of KeyCorp, a financial services company located in Cleveland, Ohio, serving as Executive Vice President – National Sales Executive and Executive Vice President – Wealth Management Business Line Head.
Following his retirement, Mr. McCarthy will serve as Senior Advisor to the Chief Executive Officer to assist with the transition of leadership through July 1, 2015. In that role, Mr. McCarthy will continue to receive his salary and benefits previously disclosed in Item 11 of Part III of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Item 7.01	Regulation FD Disclosure.
On November 3, 2014, the Company issued a press release reporting Mr. McCarthy’s planned retirement and Mr. Lathe’s election as Director, President and Chief Executive Officer. The press release is attached hereto and incorporated herein by reference as Exhibit 99.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99	Press Release issued on November 3, 2014 – filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANKS, INC.

Date:	November 3, 2014	By:	/s/	Terrance M. McCarthy
Terrance M. McCarthy
President and Chief Executive Officer

Exhibit Index

Exhibit
Number	Description

99	Press Release issued on November 3, 2014.

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